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                                                                  Exhibit 10

                               1998 Amendment Agreement




April 3, 1998



SWVA, Inc.
17th Street and 2nd Avenue
Huntington, WV 25726

Gentlemen:

We refer to the Financing Agreement between us dated December 30, 1986, as amended (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the meanings set forth in said Financing Agreement unless otherwise specifically defined herein.

You have requested that we increase the Line of Credit (including the maximum amount of advances against Eligible Inventory thereunder) and the Additional CAPEX Term Loan Line of Credit. We have agreed to the foregoing subject to, and in accordance with, the terms, provisions and conditions hereof.

Effective immediately pursuant to mutual understanding, the Financing Agreement shall be, and hereby is, amended as follows:

1) The definitions of Line of Credit, Additional CAPEX Term Loans and Additional CAPEX Term Loan Line of Credit in Section 1 of the Financing Agreement shall be, and each hereby is, deleted and the following shall be, and hereby is substituted in lieu thereof:

"Line of Credit shall mean the sum of $21,000,000."

"Additional CAPEX Term Loans shall mean the term loans made and to be made to the Company by CITBC in the aggregate principal amount of up to $28,000,000, as more fully described in Section 3 of this Financing Agreement."


"Additional CAPEX Term Loan Line of Credit shall mean the commitment of CITBC to make Additional CAPEX Term Loans to the Company pursuant to Section 3 of this Financing Agreement in the aggregate amount not to exceed $28,000,000."

2) Section 2, Paragraph 1 of the Financing Agreement shall be, and hereby is amended to provide that the maximum aggregate advances against Eligible Inventory under clause (b) (i) and (ii) shall not exceed $10,000,000 in the aggregate.

3)   It is further agreed that:

(a) The term "Obligations" as used in the Financing Agreement shall also include, without limitation, all present and future indebtedness, liabilities and obligations of the Company to CITBC pursuant to the Line of Credit and the Additional CAPEX Term Loans (as amended and increased hereby).

(b) The form of Amended and Restated Promissory Note attached hereto shall be annexed to the Financing Agreement as Exhibit C and shall evidence the Additional CAPEX Term Loans (as amended



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and increased hereby).  Such Amended and Restated Promissory Note is being executed and delivered in substitution for, and not in payment of, the Promissory Note dated April 3, 1997 in the original principal amount of $23,000,000 evidencing the Additional CAPEX Term Loans (the "Original Note").
It is the intention of the parties hereto that such Amended and Restated Promissory Note and the Amended Mortgage Documents referred to herein below shall not constitute a novation of the Obligations evidenced by the Original Note, but merely a restatement and, where applicable, a substitution of the terms governing and evidencing the Additional CAPEX Term Loan Obligations evidenced thereby and as amended and increased hereby. Without limiting the generality of the foregoing, the liens securing all or any part of such Obligations and all Collateral (including but not limited to all Collateral subject to the Amended Mortgage Documents) do and shall continue (without any break in continuity thereof) to secure payment of all Obligations of the Company under such Amended and Restated Promissory Note. The principal amount of the Amended and Restated Promissory Note includes the portion of the outstanding principal balance of the Original Note that has not been repaid on the date
hereof, which amount is equal to $                  and is due and owing without
offset, counterclaim or deduction. The Original Note will be marked "Canceled by Substitution".

(c) The Additional CAPEX Term Loans (as amended and increased hereby) shall (i) incur interest at the rate specified in Section 7, Paragraph 2 of the Financing Agreement and (ii) be secured by all Collateral.

(d) The effectiveness of the foregoing amendments, including, but not limited to the extension of Additional CAPEX Term Loans (as amended and increased hereby) shall be conditioned upon the fulfillment of the following conditions precedent to CITBC's reasonable satisfaction:

(i) The Company simultaneously executing and delivering to CITBC the Amended and Restated Promissory Note referred to in Paragraph 8(b) above and Mortgages, Deeds of Trust and/or amendments and/or modifications to our existing Mortgages or Deeds of Trust (herein "Amended Mortgage Documents") confirming and granting to CITBC first mortgage liens upon the Company's Real Estate to secure the Line of Credit and the Additional CAPEX Term Loans (as amended and increased hereby).

(ii) Our receipt of certified resolutions authorizing the execution, delivery and performance of the transactions contemplated by this amendment.

(iii) Parent signing below to confirm that the term "Obligations" as defined and used in the Guaranty and Pledge Agreement executed by Parent in favor of CITBC shall also include, without limitation, all indebtedness, liabilities and obligations of the Company to CITBC arising in connection with the Line of Credit and the Additional CAPEX Term Loans (as amended and increased hereby).

(iv) Marshall Steel, Inc. ("Marshall") signing below to confirm that the term "Obligations" as defined and used in the Guaranty, Security Agreement and Negative Pledge Agreement executed by Marshall in favor of CITBC shall also include, without limitation, all present and future indebtedness, liabilities and obligations of the Company to CITBC arising in connection with the Line of Credit and the Additional CAPEX Term Loans (as amended and increased hereby).

(v) CITBC's receipt of title insurance and a current survey (in form and substance satisfactory to CITBC) with respect to the Real Estate to be subject to the Mortgages and/or Deeds of Trust referred to in paragraph 8(d)(i) no later than sixty (60) days after the date hereof.
(vi) The absence of any Default or Event of Default under the Financing
Agreement.

(e) By signing below you confirm your agreement to (i) pay to us an Accommodation and Documentation Fee equal to $13,750 in the aggregate upon execution of this amendment, and (ii) reimburse us for all of our Out-of-Pocket Expenses incurred in connection with this amendment and the transactions contemplated hereby. All such amounts may, at our option, be charged to your loan amount under the Financing Agreement when due.

Except as set forth herein no other change in the terms or provisions of the
Financing Agreement is intended or implied.   If the foregoing is in accordance
with your understanding, kindly so indicate by signing and returning the enclosed copy of this letter.



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Parent and Marshall have signed below to confirm their respective agreements to subparagraphs (iii) and (iv) of paragraph 8(f) above.

THE CIT GROUP/BUSINESS
CREDIT, INC.

By:  /s/ B. Bernier
Title:    Vice President

Read and Agreed to:


SWVA, INC.

By:  /s/ Mark Meikle
Title:    Vice President & CFO


Confirmed:


STEEL OF WEST VIRGINIA, INC.

By:  /s/ Mark Meikle
Title:    Vice President & CFO


MARSHALL STEEL, INC.

By:  /s/ Mark Meikle
Title:    Vice President & CFO